UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2016

Freedom Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Expense Support and Conditional Reimbursement Agreement

On November 9, 2016, Freedom Capital Corporation (the “Company”), entered into an amended and restated Expense Support and Conditional Reimbursement Agreement (the “Amended and Restated Expense Support Agreement”) with Freedom Capital Investment Advisors LLC, the Company’s investment adviser (the “Adviser”). The Amended and Restated Expense Support Agreement amended the Expense Support and Conditional Reimbursement Agreement, dated March 5, 2015, to provide for reimbursements to the Company from the Adviser for expenses in an amount such that (i) no portion of the Company’s distributions to stockholders will be paid from offering proceeds or borrowings and/or (ii) to reduce the Company’s operating expenses until it has achieved economies of scale sufficient to ensure that it bears a reasonable level of expenses in relation to its investment income. The original Expense Support and Conditional Reimbursement Agreement provided only for reimbursements to the Company to ensure that no portion of its distributions to stockholders will be paid from offering proceeds or borrowings.

The material terms of the Amended and Restated Expense Support Agreement are qualified in their entirety by the Amended and Restated Expense Support Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Information.

On October 12, 2016, Freedom Capital Investment Management LLC (“FCIM”), the Company’s sponsor, entered into a letter agreement (the “Letter Agreement”) with First Capital Real Estate Investments, LLC (“First Capital”), whereby First Capital agreed to cover specified obligations of FCIM and Democracy Funding LLC (“Democracy Funding”), the Company’s affiliated dealer manager in its public offering of shares, including expenses incurred in connection with the offering, in exchange for a non-controlling ownership interest in FCIM and Democracy Funding. The Letter Agreement also states that First Capital will provide broker-dealer personnel to Democracy Funding, subject to such personnel passing customary and appropriate background and due diligence checks conducted by Democracy Funding, to assist the Company in raising capital in its public offering. Pursuant to the Letter Agreement, First Capital was granted the option to acquire a controlling interest in FCIM and Democracy Funding upon the occurrence of certain specified events, including, but not limited to, continuing compliance with the terms of the Letter Agreement for six (6) months following the date the Letter Agreement was executed. First Capital is not otherwise affiliated with the Company, FCIM or Democracy Funding. There can be no assurance that the Letter Agreement will result in the Company successfully meeting the terms of the Minimum Offering Requirement, as defined in its prospectus, which would enable it to commence material operations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Expense Support and Conditional Reimbursement Agreement, by and among Freedom Capital Corporation and Freedom Capital Investment Advisors LLC, dated November 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freedom Capital Corporation

Dated: November 16, 2016	By:	/s/ Jeffrey McClure
	Name:	Jeffrey McClure
	Title:	President, Chief Executive Officer and Director